Growing Forward Dave Joos, President and CEO Tom Webb, Executive VP and CFO Boston Meetings - March 2008

This presentation contains forward-looking statements. Actual results may differ materially from those anticipated in such statements as a result of various factors discussed in our SEC filings. The presentation also includes non-GAAP measures when describing CMS Energy's results of operations and financial performance. A reconciliation of each of these measures to the most directly comparable GAAP measure is posted on our website at www.cmsenergy.com. CMS Energy expects 2008 reported earnings to be about the same as adjusted earnings. Reported earnings could vary because of gains or charges relating to previously sold assets and business operations or other factors. CMS Energy is not providing reported earnings guidance reconciliation because of the uncertainties associated with those factors.

2007 - "Year in Review" Restored common dividend Completed divesture of international businesses Received supportive regulatory decisions Began implementation of Balanced Energy Initiative Announced new clean coal plant Purchased Zeeland power plant Completed Dearborn Industrial Generation (DIG) restructuring Met all key financial targets Foundation established for long-term growth.

2007 Financial Report Card Targets Actual Adjusted EPS (non-GAAP) 80¢ 84¢ ? Free cash flow before capex & dividends (mils) $2,090 $2,461 ? Capital structure (year-end) FFO/Average debt 12% 12% ? Parent debt (bils) $1.7 $1.7 ? Utility equity ratio 46% 49% ? ? On target _ _ _ _ _ a Financial, excluding securitization and Palisades financing obligation b 50% with debt net of cash a b b

2007 Operational Highlights $400 million investment to upgrade boiler and add SCR to Campbell Plant 84% NOx reduction 41% SO2 reduction 100% western coal Set 3 monthly peak load records in 2007 Electric distribution reliability (minutes) improved 20% Green Generation enrollment record Consumers continues to improve operations.

Regulatory Review and Update Amount (mils) 2007 Approved Palisades sale $380 Gross proceeds Settled gas rate case 50 Annual revenue Exercised MCV regulatory out 55 Reduced payment Approved Zeeland power plant acquisition 70 Annual revenue Filed Balanced Energy Initiative Plan NA 2008 Filed gas rate case 91 Annual revenue Receive final electric rate case order TBD Constructive regulatory environment.

Michigan Legislative Reform Reform bills introduced in Michigan House of Representatives address: Revised retail open access provisions of PA141 File and implement ratemaking Energy efficiency Renewable portfolio standard of 10% by 2015 Cost of service rates Certificate of need Ongoing discussions in House and Senate Legislation expected second quarter Bills balance need for regulatory certainty with customer interests.

2008 Major Priorities Achieve financial objectives Reform Michigan Energy Policy Achieve fair and timely rate relief Address Bay Harbor environmental issues Continue implementing Balanced Energy Initiative Maintain safe, excellent operations

Growing Forward Consistent financial performance Fair and timely regulation Utility investment Customer value Safe, excellent operations

2007 Financial Accomplishments Met commitments Exceeded EPS and cash flow targets Improved balance sheet Received rating agency upgrades Restored dividend Divested international businesses Invested $650 million in Utility Reduced Parent debt Reduced business risk profile Promises made, kept.

2008 Adjusted EPS Guidance International Enterprises sales in 2007 facilitate redeployment of capital into core Utility investments for earnings growth in 2008 and beyond. 2003 2004 2005 2006 2007 2008 Future 0.81 0.9 0.96 1.08 0.84 1.2 CMS Earnings Potential _ _ _ _ _ a Adjusted (non-GAAP) EPS excluding MTM in 2004-2006 By Business Segment a a 8% Growth 6%-8% Growth ?

Overhead and Debt Reduction 2005 2008 Utility 28.4 27.4 Enterprises 52 22 Parent 20 5 Substantial reduction in Parent and Enterprises overhead on plan with Enterprises downsizing. EPS (22)¢ (7)¢ $45 Parent Enterprises 2005 2008 Debt 2.5 1.7 Int exp (63)¢ (38)¢ $0.8 Overhead (mils) Parent Debt (bils) 15¢ 25¢

2001 2005 2006 2007 2008 2009 2008 Budget 5.6 2.5 2.3 1.7 1.7 1.7 Consolidated Debt $8.3 $7.4 $6.6 $6.2 $6.1 FFO/Debt 8% 8% 12% 12% 16% Amount (Billions) $ ^ Parent Debt Credit metrics in strong BB range (15% - 20%) driven by reinvestment of restructuring proceeds in Utility and Parent debt reduction.

Tax Benefits Year-End Actual Estimate 2007 2008 2009 (mils) (mils) (mils) Gross NOL carry forwards $1,000 $1,000 $700 Net NOL cash benefit at 35% $ 350 $ 350 $245 Credit carry forwards 282 282 282 Remaining cash benefit $ 632 $ 632 $527 New "Economic Stimulus Act of 2008" bonus depreciation extends life of NOLs.

2008 Cash Flow Forecast CMS Energy Parent Consumers Energy

Utility Growth 2007 2008 2009 2010 2011 2012 Depreciation 7.534 7.173 6.785 6.366 5.918 5.436 4.926 Maintenance 0.429 0.86 1.371 1.802 2.229 2.638 Customer growth 0.091 0.171 0.254 0.355 0.472 0.594 Environmental 0.107 0.215 0.339 0.453 0.585 0.849 Enhanced distribution and other 0 0.033 0.118 0.221 0.307 0.369 Zeeland plant 0.043 0.519 0.519 0.519 0.524 0.528 Renewables/energy efficiency 0 0.019 0.067 0.129 0.263 0.458 AMI 0.004 0.035 0.087 0.163 0.301 0.474 Coal plant 0.004 0.011 0.019 0.084 0.264 0.542 2008-12 (mils) Base capital $ 3,700 Choices in Plan Coal plant $ 700 AMI 550 Renewables/energy efficiency 550 Enhanced distribution and other 400 Total Choices in Plan $ 2,200 Total Capital 2008-12 $ 5,900 Zeeland (Dec 2007) 519 Total including Zeeland $ 6,419 Investment Plan Rate Base Bils $ Present Rate Base Average 2007 2008 2009 2010 2011 2012 Rate Base (bils) $7.9 $8.6 $9.1 $9.6 $10.4 $11.4 3% Base 7% w/Choices ? Rate base growth substantial, even before new clean coal generation investment.

Investment Drives Earnings Growth Utility investment provides customer benefits: Operational performance PSCR cost reduction Reliability Efficiency Reduced O&M and PSCR costs allow room for rate increases, rate base, and equity growth Fair and timely rate relief key to achieving plan Investment balances affordable rate increases, capital structure, and earnings growth.

2008 Financial Targets Target Adjusted EPS (non-GAAP) $1.20 Free cash flow before capex and dividends (mils) 400 Capital structure (year-end) FFO/Average debt 16% Parent debt (bils) $1.7 Utility equity ratio 49% Dividend (30% payout) 36¢ _ _ _ _ _ a Financial, excluding securitization and Palisades financing obligation a Long-term EPS growth at 6%-8% and dividend enhancement targeted to provide strong total shareowner return.

Appendix

2007 to 2008 Adjusted EPS 2007 Equity & Return MCV "Reg Out" Assets Sold DIG Restructuring Cost & Other 2008 Grey 0.84 1.2 no fill 0.84 1.15 1.11 1.1 1.15 Red 0.15 Green 0.31 0.11 0.04 0.05 Utility Enterprises + Parent $0.42 $(0.06) Interest expense $0.11 Overhead 0.08 Taxes (0.05) Interest income (0.05) Dilution (0.04) Total $0.05 Adjusted EPS expected to be $1.20.

ELECTRIC RATE CASE U-15245*
MPSC Staff Recommendation for Final
On November 6, 2007 the MPSC Staff filed their position on Consumers Energy’s request for final electric rate relief and recovery of Zeeland Plant costs. Staff is recommending a $203 million rate increase to earn an authorized return on equity of 10.6%. The Staff confirms the Zeeland position they put forth in the interim phase of the case with an update for the impact of the test year capital structure of the acquisition. The Staff is rejecting the Company’s proposal for a surcharge to recover the return on nuclear legacy investment. Staff supports the entirety of the Company’s rate design proposal, as well as our proposed Energy Efficiency Program.

	Company	MPSC Staff
Item	$ Millions	$ Millions	Variance Explanation
Base Rate Impacts

O&M	$110	$113	Distribution & Customer: $3

Rate of Return	31	(1)	Lower equity capitalization
			(41.2% v. 41.5%): $(2)
			Lower return on equity
			(10.6% v. 11.25%): $(24)
			Other capitalization/costs: $(6)

Rate Base	53	41	Lower working capital due to increased sale of
			receivables: $(12)

Book Depreciation	34	32	Lower depreciation related to new investment: $(2)

Gross Margin	(151)	(151)	Returning ROA (879 MW v. 350 MW),
			Sales growth (2006 v. 2003)

Taxes & Other	64	70	Increased property, MSBT, FIT and reduced AFUDC
			offset: $6

Palisades	(164)	(164)	Removal of Palisades revenue requirement from
			current base rates

Zeeland Plant (1)	92	78	Lower ROE recommendation, O&M at

			2006 levels, and lower property tax
			expense: $(14)
	$69	$18

Other Impacts

Remove Palisades PSCR Base Rate Recovery	$167	$167	Elimination of base recovery credit in PSCR
Credit

Nuclear Legacy Investment Surcharge	13	0	Staff recommends recovery of spent fuel storage,
			decommissioning and site restoration shortfall be
			included in a future decommissioning case: $(13)

Palisades Transaction Costs (1)	28	13	Staff disallows $2 million in fees, recommends
			sharing of transactions costs between
			shareholders and customers: $(15)

Energy Efficiency Surcharge (2)	5	5	Initial Energy Efficiency Program surcharge to

			recover administrative and low income costs

	$282	$203

		Company
		July Update	MPSC Staff
Ratemaking	Existing	Percent of	Final Relief
Capital Structure	(U-14347)	Total	Filing
Long Term Debt	45.28%	41.54%	41.66%
Short Term Debt	1.10	0.81	0.81
Preferred Stock	0.53	0.50	0.50
Common Equity	36.32	42.02 (3)	41.55
Deferred FIT	15.91	14.40	14.74
JDITC/Other	0.86	0.73	0.74

	100.00%	100.00%	100.00%

Rate Base and Return	Existing
Percentage	(U-14347)	July Update	MPSC Staff
Rate Base — $(billion)	$4.84	$5.64 (4)	$5.53 (4)
Return on Rate Base	6.78%	7.19%	6.77%
Return on Equity	11.15%	11.25%	10.60%
ELECTRIC RATE CASE SCHEDULE

Reply Briefs on Zeeland and Interim	November 9, 2007

Rebuttal Testimony on Final Rate Relief	November 20, 2007
Motions to Strike Final Testimony	November 27, 2007
Replies to Motions to Strike	November 30, 2007
Cross of all Witnesses	December 3-14, 2007
Initial Briefs	January 14, 2008
Reply Briefs	January 31, 2008
Proposal for Decision (PFD)	No later than March 27, 2008

Exceptions	21 days following PFD

Replies to Exceptions	14 days following Exceptions

(1)	May 2007 supplement.

(2)	July 2007 update.

(3)	Equivalent to 49.99% financial basis.

(4)	Includes $524 million of Zeeland Plant investment.
*Electric Rate Case U-15245 can be accessed at the Michigan Public Service Commission’s website.
http://efile.mpsc.cis.state.mi.us/efile/electric.html

GAS RATE CASE U-15506*
On February 15, 2008, Consumers Energy filed an application with the Michigan Public Service Commission seeking an increase in its gas delivery and transportation rates based on a 2009 test year. The request seeks authority to implement a revenue decoupling mechanism for the residential rate class, which enables the Company to recover appropriate operating and maintenance expenses to ensure continued reliable service to customers. The decoupling mechanism also removes the impact of the energy efficiency and conservation programs on revenues. The proposed capital structure includes an 11.00% authorized return on equity. If approved, the request would add about $3.00 per month, or about 3.5%, to the typical residential customer’s average monthly bill. The $91 million revenue deficiency is detailed below.

Item	$ Millions	Explanation
1. O&M	$28	Conservation: $9
		Company use and LUAF: $6
		Other: $13

2. Rate of Return	25	Higher capitalization: $20
		Higher debt costs: $5

3. Rate Base	38	Working capital: $13
		Net plant (new investment,
		primarily distribution plant to
		serve new customers, CEA
		project): $25

4. Book Depreciation	19	New investment, primarily
		distribution plant to serve new
		customers

5. Gross Margin	18	Lower throughput: $29
		Miscellaneous revenues: ($11)

6. Taxes	13	Increased general taxes, new
		Michigan Business Tax, offset
		by lower federal income taxes

7. U-15190 Settlement	(50)	U-14547 used as base since
		settlement agreement did not
		identify specific cost of
		service items
8. Total Base Rate Increase	$91

Ratemaking	Existing	As Filed		After-Tax
Capital Structure	(U-14547) (2)	Percent of Total	Annual Cost	Weighted Costs
Long Term Debt	46.77%	42.06%	5.97%	2.51%
Short Term Debt	1.04	0.68	5.34	0.04
Preferred Stock	0.51	0.51	4.46	0.02
Common Equity	35.06	42.88	11.00	4.72
Deferred FIT	15.09	12.42	0.00	0.00
JDITC/Other	1.53	1.45		0.11
	100.00%	100.00%		7.40	% (1)

Rate Base and Return	Existing
Percentage	(U-14547))(2)	As Filed
Rate Base	$2.25 billion	$2.58 billion
Return on Rate Base	6.69%	7.40%
Return on Equity	11.00%	11.00%

(1)	Equivalent to 10.55% pre-tax basis.

(2)	Amounts are those authorized in the Company’s fully litigated Case U-14547 prior to the rates established in U-15190. The order in Case No. U-15190 was the result of a partial settlement agreement. The Settlement Agreement did not identify specific cost of service items.

*	Gas Rate Case U-15506 can be accessed at the Michigan Public Service Commission’s website. http://efile.mpsc.cis.state.mi.us/efile/gas.html

MATURITY SCHEDULE OF CMS AND CECO LONG-TERM DEBT & PREFERRED SECURITIES
AS OF 02/29/2008

		Maturity	Amount
F/V	S/U	or Call Date	(000's)	DEBT/ CO

SHORT-TERM DEBT:

F	U	SHORT-TERM	150,000	*3.375% Convertible Sr Notes 7/15/08 Put Date (CMS)
F	S	04/15/08	249,500	4.25% Series A FMBs (CECo)
F	S	02/17/09	200,000	4.8% FMBs(CECo)

			599,500

LONG-TERM DEBT:

F	S	08/15/09	150,000	4.4% Series K FMBs(CECo)

			150,000

F	S	05/15/10	250,000	4% $250MM FMBs( CECo)
F	S	06/15/10	30,000	3.375% Fixed PCRBs(CECo)
V	S	06/15/10	27,900	PCRBs (CECo)
F	U	08/01/10	300,000	7.75% Sr Unsec Notes (CMS)

			607,900

F	U	04/15/11	300,375	8.5% Sr Notes (CMS)
F	U	12/01/11	287,500	*2.875% Convertible Sr Unsec Notes Put Date (CMS)

			587,875

F	U	02/01/12	150,000	6.3% Senior Notes (CMS)
F	S	02/15/12	300,000	5% Series L FMBs(CECo)
V	U	01/15/13	150,000	Floating Rate Sr Notes (CMS)
F	S	04/15/13	375,000	5.375% Series B FMBs (CECo)
F	S	02/15/14	200,000	6% FMBs(CECo)
F	S	03/15/15	225,000	5% FMBsSeries N (CECo)
F	U	12/15/15	125,000	6.875% Sr Notes (CMS)
F	S	08/15/16	350,000	5.5% Series M FMBs(CECo)
F	S	02/15/17	250,000	5.15% FMBs (CECo)
F	U	07/17/17	250,000	6.55% Sr Notes (CMS)
F	S	03/01/18	180,000	6.875% Sr Notes (CECo)
V	S	04/15/18	67,700	PCRBs (CECo)
F	S	04/15/20	300,000	5.65% FMBs (CECo)
F	U	07/15/27	177,835	QUIPS 7.75%(CMS) Pref Sec **
V	S	04/01/35	35,000	PCRBs (CECo)
F	S	04/15/35	144,291	5.65% FMBsIQ Notes (CECo)
F	S	09/15/35	175,000	5.80% FMBs (CECo)

			3,454,826

			$5,400,101	GRAND TOTAL

			$5,222,266	GRAND TOTAL EXCLUDING PREFERRED SECURITIES

		Various Maturity Dates/No Maturity Date Available:
			301,314	CECo Securitization Bonds after 01/20/08 payment
			254,557	CECo Capital lease rental commitments as of 12/31/07
			160,304	CECo DOE Liability as of 02/29/08
			153,424	EnerBank (Long-Term & Short-Term) Discount Brokered CDs as of 12/31/07 (CMS)
			83,098	CMS Enterprises Debt as of 12/31/07

			$6,352,798	GRAND TOTAL INCLUDING CMS ENERGY, CONSUMERS & OTHER CMS

				ENTERPRISES SUBSIDIARIES, INCLUDING PREFERRED SECURITIES

*	— Date that issue can be put to the Company is used instead of maturity date

**	—Includes subordinated notes amounts associated with preferred securities. Issue amount: $172.5MM QUIPS.
               Status Codes: F-Fixed rate; V-Variable rate; S-Secured; U-Unsecured